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                                                                     EXHIBIT 4.3



                           METRETEK TECHNOLOGIES, INC.

                            1998 STOCK INCENTIVE PLAN
                    AMENDED AND RESTATED AS OF JUNE 11, 2001


     SECTION 1. PURPOSES. The purposes of the Metretek Technologies, Inc. 1998 Stock Incentive Plan (the "Plan") are to promote the long-term interests of Metretek Technologies, Inc. and its Subsidiaries by (i) attracting, retaining and rewarding high-quality executives and other key employees and directors of, and advisors and consultants to, the Company and its Subsidiaries, (ii) motivating such persons by enabling them to acquire or increase a proprietary interest in the Company in order to align the interests of such persons with the Company's stockholders, and (iii) providing such persons with incentives to pursue and participate in the long-term growth, profitability and financial success of the Company.

     SECTION 2. DEFINITIONS. In addition to the terms defined elsewhere in the Plan, the following terms as used in the Plan shall have the meanings set forth below:

     (a) "Award" means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Performance Award, Dividend Equivalent or Other Stock-Based Award, together with any other right or interest granted to a Participant under the Plan.

     (b) "Award Agreement" means any written agreement, contract or other instrument or document evidencing any Award which may, but need not, be executed or acknowledged by a Participant.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Change in Control" has the meaning given to such term in Section 9(b)(i) of the Plan.

     (e) "Change in Control Price" has the meaning given to such term in Section 9(b)(ii) of the Plan.

     (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, together with the rules, regulations and interpretations promulgated thereunder, and any successor provisions, rules, regulations and interpretations.

     (g) "Committee" means a committee of directors designated by the Board, in its discretion, to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors, each of whom shall be (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by "non-employee directors" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an "outside director" as defined under Section 162(m) of the Code, unless administration of the Plan by "outside directors" is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.

     (h) "Company" means Metretek Technologies, Inc., a Delaware corporation, together with any successor thereto.

     (i) "Covered Employee" means any individual who is or, in the determination of the Board, is likely to be a "covered employee" within the meaning of Section 162(m) of the Code.

     (j) "Deferred Stock" means a right, granted to a Participant under Section 6(e) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

     (k) "Director" means any individual who is a member of the Board.

     (l) "Director Option" means a Non-Qualified Stock Option automatically granted to each Non-Employee Director pursuant to Section 6(b)(v) of the Plan without any action by the Board.


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     (m) "Dividend Equivalent" means a right granted to a Participant under
Section 6(g) hereof to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specific number of Shares, or other periodic payments.

     (n) "Effective Date" means June 12, 1998.

     (o) "Eligible Person" means an officer, employee or director of, or an advisor or consultant to, the Company or a Subsidiary.

     (p) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, together with the rules, regulations and interpretations promulgated thereunder, and any successor provisions, rules, regulations and interpretations.

     (q) "Fair Market Value" means the fair market value of the property or other item being valued, as determined by the Board in its sole discretion or by procedures established by the Board; provided, however, that the fair market value of Shares as of any date means the closing sale price of the Shares on such date or, if there are no sales on such date, then the closing sale price of the Shares on the most recent date prior to such date on which there was a sale of Shares, as reported on the Nasdaq Stock Market, on any other quotation system approved by the National Association of Securities Dealers, Inc. or on any national securities exchange on which Shares are then listed or quoted, which constitutes the primary trading market for the Shares.

     (r) "Incentive Stock Option" or "ISO" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto and is expressly designated as an Incentive Stock Option.

     (s) "Limited SAR" means a right granted to a Participant under Section 6(c) hereof.

     (t) "Non-Employee Director" means a Director who is not an officer or employee of the Company or any of its Subsidiaries on the applicable date.

     (u) "Non-Qualified Stock Option" or "NQSO" means an Option that is not intended to be an Incentive Stock Option.

     (v) "Option" means a right granted under Section 6(b) hereof to purchase Shares or other Awards at a specific price during a specific time.

     (w) "Other Stock-Based Awards" means Awards granted to a Participant under
Section 6(h) hereof.

     (x) "Participant" means any Eligible Person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

     (y) "Performance Award" means a right granted under Section 8 hereof to receive Awards based upon performance criteria specified by the Board.

     (z) "Person" means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     (aa) "Plan" means the Metretek Technologies, Inc. 1998 Stock Incentive Plan, as amended from time to time in accordance with the provisions hereof.

     (bb) "Restricted Stock" means any Shares granted under Section 6(d) hereof.

     (cc) "Related Party" has the meaning given to such term in Section 9(b)(iii) hereof.

     (dd) "Rule 16b-3" means Rule 16b-3 as from time to time in effect and applicable to the Plan and the Participants, as promulgated and interpreted by the SEC under Section 16 of the Exchange Act, including any successor rule thereto.

     (ee) "SEC" means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.


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     (ff) "Shares" means shares of common stock, par value $.01 per share, of the Company, or such other securities of the Company as may be designated by the Board from time to time.

     (gg) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Section 6(c) hereof, to be paid an amount measured by the appreciation in the Fair Market Value of shares from the date of grant to the date of exercise.

     (hh) "Subsidiary" means any corporation (whether now or hereafter existing) which, on the date of determination, qualifies as a subsidiary corporation of the Company under Section 425(f) of the Code, and any successor thereto.

     (ii) "Voting Securities" has the meaning given to such term in Section 9(b)(iv) hereof.


     SECTION 3. ADMINISTRATION.

     (a) Authority of the Board. The Plan shall be administered by the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board by the Plan, the Board shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an Eligible Person; (iii) determine the number of Awards to be granted, the number of Shares or amount of cash or other property to which an Award will relate, the terms and conditions of any Award (including, but not limited to, any exercise price, grant price or purchase price, any exercise or vesting periods, any limitation or restriction, any schedule for lapse of limitations, forfeiture restrictions or restrictions on exercisability or transferability, and any accelerations or waivers thereof, based in each case on such considerations as the Board shall determine), and all other matters to be determined in connection with an Award; (iv) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or Awards may be accumulated, vested, exchanged, surrendered, canceled, forfeited or suspended; (v) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vi) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (vii) prescribe the form of each Award Agreement, which need not be identical for each Participant; (viii) adopt, amend, suspend, waive or rescind such rules and regulations and appoint such agents as it shall deem necessary or desirable for the administration of the Plan; (ix) correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, any Award Agreement or other instrument entered into or Award made under the Plan; and (x) make any other determinations and decisions and take any other action that the Board deems necessary or desirable for the administration of the Plan. Notwithstanding anything else contained in the Plan to the contrary, neither the Committee, if any, nor the Board shall have any discretion regarding whether an Non-Employee Director shall receive a Director Option pursuant to Section 6(b)(v) hereof or regarding the terms of any Director Option which are set forth in Section 6(b)(v) hereof.

     (b) Exercise of Authority. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, its Subsidiaries, Eligible Persons, Participants, holders or beneficiaries of Awards, and stockholders. The express grant of any specific power to the Board, and the taking of any action by the Board, shall not be construed as limiting any power or authority of the Board. The Board may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Board shall determine, to perform such functions, including administrative functions, as the Board may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3 for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code of the Code to fail to so qualify. The Board may appoint agents to assist it in administering the Plan.

     (c) Delegation to a Committee. Notwithstanding anything to the contrary contained herein, the Board may at any time, or from time to time, appoint a Committee and delegate to such Committee the authority of the Board to administer the Plan, including to the extend provided by the Board, the power to further delegate such authority. Upon such appointment and delegation, any such Committee shall have all the powers, privileges and duties of the Board in the administration of the Plan to the extent provided in such delegation, except for the power to appoint members of the Committee and to terminate, modify or amend the Plan. The Board may from time to time appoint members of any such


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Committee in substitution for or in addition to members previously appointed, may fill vacancies in such Committee and may discharge such Committee. Any such Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

     (d) Limitation of Liability. The Board, the Committee, if any, and each member of each shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a Subsidiary, the Company's independent auditors, legal counsel, other consultants or any other agents assisting in the administration of the Plan. Members of the Board and of the Committee, if any, and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Board and of the Committee, if any, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

     SECTION 4. SHARES AVAILABLE FOR AWARDS.

     (a) Shares Available. Subject to adjustment as provided in Section 4(b) hereof, the total number of Shares with respect to which Awards may be granted under the Plan shall be 1,750,000. If any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is canceled without the delivery of Shares, or if payment is made to the Participant in the form of cash or other property other than Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall again be, or shall become, Shares with respect to which Awards may be granted, to the extent permissible under Rule 16b-3. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares, the number of Shares available for Awards under the Plan shall be increased by the number of Shares surrendered, to the extent permissible under Rule 16b-3. For purposes of this Section 4(a), the number of Shares to which an Award relates shall be counted against the number of Shares reserved and available under the Plan at the time of grant of the Award, unless such number of Shares cannot be determined at that time, in which case the number of Shares actually distributed pursuant to the Award shall be counted against the number of Shares reserved and available under the Plan at the time of distribution; provided, however, that Awards related to or retroactively added to, or granted in tandem with, substituted for or converted into, other Awards shall be counted or not counted against the number of Shares reserved and available under the Plan in accordance with procedures adopted by the Committee so as to ensure appropriate counting but avoid double counting; and provided, further, that the number of Shares deemed to be issued under the Plan upon exercise of an Option or an Other Stock-Based Award in the nature of a stock purchase right shall be reduced by the number of Shares surrendered by the Participant in payment of the exercise or purchase price of the Award.

     (b) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, exchange of Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is necessary or determined by the Board to be appropriate in order to prevent dilution or enlargement of the Participants' rights under the Plan, then the Board shall proportionately adjust any or all of (i) the number and kind of Shares or other securities of the Company (or number and kind of other securities or property) which may thereafter be issued in connection with Awards; (ii) the number and kind of Shares or other securities of the Company (or number and kind of other securities or property) issued or issuable with respect to outstanding Awards; and (iii) the grant, exercise or purchase price with respect to any Award; provided, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended. If, pursuant to the preceding sentence, an adjustment is made to outstanding Options held by Participants, a corresponding adjustment shall be made to outstanding Director Options and if, pursuant to the preceding sentence, an adjustment is made to the number of Shares authorized for issuance under the Plan, a corresponding adjustment shall be made to the number of Shares subject to each Director Option thereafter granted pursuant to Section 6(b)(v).

     (c) Sources of Shares. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares, including Shares repurchased by the Company for purposes of the Plan.


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     SECTION 5. ELIGIBILITY. Awards may be granted under the Plan only to
Eligible Persons, except that (a) only Eligible Persons who are employees of the Company or a Subsidiary shall be eligible for the grant of Incentive Stock Options, and (b) only Non-Employee Directors shall receive Director Options in accordance with Section 6(b)(v) hereof.

     SECTION 6. SPECIFIC TERMS OF AWARDS.

     (a) General. Subject to the provisions of the Plan and any applicable Award Agreement, Awards may be granted as set forth in this Section 6. In addition, the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to the terms of Section 10 hereof), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections pertaining to his Award. Subject to the provisions of the Plan, the Board shall have the right to accelerate the vesting or exercising of any Award granted under the Plan. Except as provided in Section 7(a) hereof, or as required by applicable law, Awards shall be granted for no consideration other than prior and future services.

     (b) Options. Subject to the provisions of the Plan, the Board is authorized to grant Options to Eligible Persons on the following terms and conditions:

          (i) Exercise Price. The exercise price per Share of an Option shall be determined by the Board; provided, however, that, except as provided in
     Section 7(a), such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

          (ii) Option Term. The term of each Option shall be determined by the Board.

          (iii) Methods of Exercise. The Board shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or service requirements), the methods by which such exercise price may be paid or deemed to be paid, and the form of such payment, including, without limitation, cash, Shares, other outstanding Awards or other property (including notes or other contractual obligations of Participants to make payment on a deferred bases, to the extent permitted by law) or any combination thereof, having a Fair Market Value equal to the exercise price.

          (iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all material respects with the provisions of Section 422 of the Code or any successor provision thereto. Incentive Stock Options may only be issued to employees of the Company or a Subsidiary. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422, unless the Participant has first requested the change that will result in such disqualification.

          (v) Director Options.

              (A) Annual Grants. Notwithstanding any other provision in the Plan to the contrary, each Non-Employee Director shall be automatically granted, without action on the part of the Company, the Board, the Committee or any other person, a Director Option to purchase 10,000 Shares on the date of each annual meeting of stockholders of the Company beginning with the 1998 Annual Meeting of Stockholders; provided, however, that Director Options shall not be granted to a Non-Employee Director in a given year if, during the 6-month period prior to and including the date the Director Option would otherwise be granted pursuant to this Section 6(b)(v), such Non-Employee Director was granted a Director Option pursuant to clause (B) below.

              (B) Grant Upon Initial Election. A Director Option to purchase 20,000 Shares shall be automatically granted to each individual who is first elected or appointed to serve as a member of the Board after the Effective Date and who, as of the time of such election or appointment, is a Non-Employee Director.

              (C) Terms. All Director Options shall be NQSOs which shall be granted for no consideration other than services. The exercise price per Share purchasable under a Director Option shall be equal to the Fair Market Value of the Shares on the date of grant of the Director Option. Each Director Option shall be exercised by giving written notice of exercise to the Company accompanied by payment in full of the Exercise price in cash (including by check) or by surrender of Shares acquired by the Director at least six months prior to


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     the Exercise Date, which Shares have a Fair Market Value at the time of delivery equal to the Exercise price, or a combination of a cash payment and such a surrender of Shares.

              (D) Exercisability. A Director Option shall be exercisable and fully vested immediately upon grant and shall continue to be exercisable until the earlier of (1) 10 years after the date of grant, (2) a number of years after the Non-Employee Director ceases to serve as a member of the Board equal to the number of years (including any partial years) the Non-Employee Director served as a member of the Board, if a Non-Employee Director ceases to serve as a member of the Board for any reason other than dismissal for cause, and (3) at the time the Non-Employee Director ceases to serve as a member of the Board, if he is dismissed for cause; provided, however, that, if a Non-Employee Director ceases serving as a member of the Board and, immediately thereafter, he is employed by the Company or a Subsidiary, then, solely for purposes of this Section 6(b)(v), he shall not be deemed to have ceased to serve as a member of the Board at any time, and his continued employment by the Company or any Subsidiary shall be deemed to be continued service as a member of the Board for purposes of the Plan (except that such former Board member shall not be eligible for additional grants and Director Options under the Plan); and provided, further, that a Director Option shall be exercisable after the date a Non-Employee Director ceases to serve as a member of the Board (unless the Non-Employee Director continues to be employed by the Company or a Subsidiary under the preceding proviso) only to the extent such Director Option was exercisable at such date.

              (E) Non-Exclusivity. The automatic grant of Director Options under this Section 6(b)(v) shall not be exclusive and, in addition thereto, additional Options or other Awards may be granted to such Non-Employee Director in the discretion of the Board or the Committee of such kinds, in such amounts and at such times as the Board or the Committee shall decide in its sole discretion.

     (c) Stock Appreciation Rights. The Board is authorized to grant Stock Appreciation Rights to Eligible Persons on the following terms and conditions:

          (i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of a Share on the date of exercise (or, in the case of a Limited SAR, the Fair Market Value determined by reference to the Change in Control Price), or, if the Board shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise, over (B) the grant price of the Stock Appreciation Right as determined by the Board as of the date of grant of the Stock Appreciation Right, which, except as provided in Section 7(a) hereof, shall not be less than the Fair Market Value of a Share on the date of grant.

          (ii) Other Terms. The term, methods of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be determined by the Board. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Board may be granted on such terms, not inconsistent with this Section 6(c), as the Board may determine. SARs and Limited SARs may be awarded either on a free-standing basis or in tandem with other Awards.

     (d) Restricted Stock. The Board is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

          (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions as the Board may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances (including based on the achievement of performance goals and/or future service requirements), in such installments, or otherwise, as the Board shall determine at the time of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Board). During the restricted period applicable to the Restricted Stock, subject to Section 11 hereof, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

          (ii) Forfeiture. Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment or service on the Board (as determined under criteria established by the Board) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall


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     be forfeited and reacquired by the Company; provided, however, that restrictions on Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions on or the forfeiture of Restricted Stock.

          (iii) Certificates for Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Board shall determine, including, without limitation, issuance of certificates representing Shares. Certificates representing Shares of Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, and the Board may require that the Company retain physical possession of the Certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

          (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Board may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Board, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property has been distributed.

     (e) Deferred Stock. The Board is authorized to grant Deferred Stock to Eligible Persons on the following terms and conditions:

          (i) Issuance and Limitations. Delivery of Shares shall occur upon expiration of the deferral period specified for the Award of Deferred Stock by the Board. In addition, an Award of Deferred Stock shall be subject to such limitations (including a risk of forfeiture) as the Committee may impose (if any), which limitations may lapse at the expiration of the deferral period or at other specified times (including based on achievement of performance goals and/or future service requirements, separately or in combination, in installments or otherwise, as the Committee shall determine at the time of grant or thereafter. A Participant awarded Deferred Stock shall have no voting rights and shall have no rights to receive dividends in respect of Deferred Stock, unless and only to the extent that the Committee shall award Dividend Equivalents in respect of such Deferred Stock.

          (ii) Forfeiture. Except as otherwise determined by the Board upon termination of employment with or service to the Company (as determined under criteria established by the Board) during the applicable deferral period or portion thereof to which forfeiture conditions apply, Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided, however, that the Board may provide, by rule or regulation or in any Award Agreement or may determine in any individual case, that restriction or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Board may in other cases waive in whole or in part the forfeiture of Deferred Stock.

     (f) Bonus Shares and Awards in Lieu of Obligations. The Board is authorized to grant Shares or other Awards as a bonus to Eligible Persons or in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements (including salary requirements), provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Board to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Board.

     (g) Dividend Equivalents. The Board is authorized to grant Dividend Equivalents to a Participant. Dividend Equivalents shall confer upon the Participant rights to receive, currently or on a deferred basis, cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or otherwise, as determined by the Board. The Board may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or Awards or other investment vehicles, and subject to such restrictions or transferability and risk of forfeiture, as the Board may specify. Dividend Equivalents may be awarded on a free-standing basis or with another Award.

     (h) Other Stock-Based Awards. The Board is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Board to be consistent with the purposes of the Plan, including, without limitation, purchase rights for Shares, Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Board, and Awards valued by reference to the book value of Shares or the value of securities of or the performance of specified Subsidiaries as the Board determines. The Board shall determine the terms and conditions of such awards. Except as provided in Section 7(a) hereof, Shares or securities delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including, without limitation, cash, Shares, other outstanding Awards or other property or any combination thereof, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

     (i) Exchange Provisions. The Board may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Shares, another Award or other property, based on such terms and conditions as the Board shall determine and communicate to the Participant at the time that such offer is made.

     SECTION 7. GENERAL TERMS OF AWARDS.

     (a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary (subject to the terms of Section 10 hereof), or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional, tandem, substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Board shall require the surrender of such other Award or award in consideration for the grant of the new Award. The exercise price of any Option, the grant price of any Stock Appreciation Right or the purchase price of any other Award conferring a right to purchase Share retroactively granted in tandem with an outstanding Award or award shall be either not less than the Fair Market Value of Shares at the date of grant of the later Award or equal to the Fair Market Value of Shares at the date of grant of the earlier Award or award. Notwithstanding the foregoing, the exercise price of any Option, grant price of any Stock Appreciation Right or purchase price of any other Award conferring a right to purchase Shares which is granted in exchange or substitution for an option, stock appreciation right or other award granted by the Company (other than in connection with a transaction described in Section 9(a) hereof) shall not be less than the exercise price, grant price or purchase price of the exchanged or substituted Option, Stock Appreciation Right or other Award, and outstanding Awards shall not be amended (other than in connection with a transaction described in Section 4(b) hereof to reduce the exercise price, grant price or purchase price of any such Award.

     (b) Decisions Required to be Made by the Board. Other provisions of the Plan and any Award Agreement notwithstanding, if any decision regarding an Award or the exercise of any right by a Participant, at any time such Participant is subject to Section 16 of the Exchange Act or is a Covered Employee under Section 162(m) of the Code, is required to be made or approved by the Board in order that a grant to or transaction by such Participant will be exempt under Rule 16b-3 or qualify as "qualified performance-based compensation" for purposes of
Section 162(m) of the Code then the Board shall retain full and exclusive power and authority to make such decision or to approve or disapprove any such decision by the Participant.

     (c) Term of Awards. The term of each Award shall be for such period as may be determined by the Board; provided, however, that in no event shall the term of any Incentive Stock Option, or a Stock Appreciation Right granted in tandem therewith, exceed a period of ten years from the date of its grant.

     (d) Form and Timing of Payment of Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments or substitutions to be made by the Company or a Subsidiary upon the grant, exercise or settlement of an Award may be made in such forms as the Board shall determine at the time of grant or thereafter (subject to the terms of Section 10 hereof), including, without limitation, cash, Shares, other Awards or other property or any combination thereof, and may be made in a single payment or substitution, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Board. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments. The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Board or upon occurrence of one or more specified events (in addition to a Change in Control).

     (e) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

     (f) Share Certificates. All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities exchange, the Nasdaq Stock Market or any other automated quotation system on which Shares are listed or quoted. The Board may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Board or a Participant, the Board may require any Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other Person as the Committee may designate.

     SECTION 8. PERFORMANCE AWARDS.

     (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8(b) hereof in the case of a Performance Award intended to qualify under Section 162(m) of the Code.

     (b) Performance Awards Granted to Designated Covered Employees. If the Board determines that a Performance Award to be granted to an Eligible Person who is designated by the Board as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, the Board shall comply with the pre-established performance goals and other terms set forth in this Section 8(b).

         (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Board consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Board result in the achievement of performance goals being "substantially uncertain." The Board may determine that such achievement of performance be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to anyone Participant or to different Participants.

         (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Board in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) return on investment; (5) return on net assets, assets, capital or equity; (6) economic value added; (7) operating margin; (8) net income; (9) pretax earnings; (10) pretax earnings before interest, depreciation and amortization; (11) pretax operating earnings after interest expense and before extraordinary or special items; (12) operating earnings; (13) total stockholder return; (14) price of the shares (and changes thereof); and (15) any of the above goals as compared to the performance of a published or special index deemed applicable by the Board including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies.

         (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to 10 years, a specified by the Board. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards or at such other date as may be required or permitted for "performance-based compensation" under Section 162(m) of the Code.

         (iv) Performance Award Pool. The Board may establish a Performance Award pool, which shall be an unfunded pool for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Board in accordance with Section 8(b)(iii) hereof. The Board may specify the amount of the Performance Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

         (v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Board. The Board may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Board shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

     (c) Written Determinations. All determinations by the Board as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b) hereof shall be made in writing in the case of any Award intended to qualify under Section 162(m) of the Code. The Board may not delegate any responsibility relating to such Performance Awards.

     (d) Status of Section 8(b) Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards under Section 8(b) granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and the regulations thereunder shall, if so designated by the Board, constitute "performance-based compensation" within the meaning of Section 162(m) of the Code of the Code and the regulations thereunder. The foregoing notwithstanding, because the Board cannot determine with certainty whether a given participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to performance Awards or Annual Incentive Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

     SECTION 9. CHANGE IN CONTROL.

     (a) Acceleration of Exercisability and Lapse of Restrictions and Cash-Out of Awards upon "Change in Control". In the event of a Change in Control, subject only to the applicable restrictions set forth in Section 11(a) hereof, the following provisions shall apply unless otherwise provided in the Award Agreement, and:

         (i) All outstanding Awards, pursuant to which the Participant may have a right to exercise which was not previously exercisable and vested, shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or services by the Participant.

         (ii) Unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control.

         (iii) All performance criteria, goals and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled as of the time of the Change in Control.

         (iv) For a period of 60 days following a Change in Control, each Participant may elect to surrender any outstanding Award and to receive, in full satisfaction therefor, a cash payment equal to the value of such Award calculated on the basis of the Change in Control Price of any Shares or the Fair Market Value of any property other than Shares relating to such Award; provided, however, that in the case of an Incentive Stock Option, or a Stock Appreciation Right granted in tandem therewith, the payment shall be based upon the Fair Market Value of Shares on the date which the Change in Control occurred; provided further, however, that in the case of a Change in Control described in
Section 9(b)(i)(C) or (D) hereof, the payment described in this sentence shall not necessarily be made in cash but instead shall be made in the same form (i.e., cash, Shares, other securities or combination thereof) as holders of Shares receive in exchange for their Shares in the transaction that results in the Change in Control. In the event that an Award is granted in tandem with another Award such that the Participant's right to payment for such Award is an alternative to payment of another Award, the Participant electing to surrender any such tandem Award shall surrender all alternative Awards related thereto and receive payment for the Award which produces the highest payment to the Participant.

     (b) Definition of Certain Terms. For purposes of this Section 9, the following definitions, in addition to those set forth in Section 2, shall apply:

         (i) "Change in Control" means and shall be deemed to have occurred if:

             (A) any Person, other than the Company or a Related Party, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to be the beneficial owner of all Shares that such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise, conversation rights, warrants, options or otherwise, without regard to the 60 day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 25% or more of the total voting power of all the then outstanding Voting Securities, except that there shall be excluded from the number of Voting Securities deemed to be beneficially owned by a Person a number of Voting Securities representing not more than 10 percent of the then outstanding voting power if such Person is
(1) eligible to file a Schedule 13G pursuant to Rule 13-1(b)(1) under the Exchange Act with respect to Voting Securities or (2) an underwriter who becomes the beneficial owner of more than 20% of the then outstanding Voting Securities pursuant to a firm commitment underwriting agreement with the Company; or

             (B) the individuals who, as of the effective date of the Plan, constitute the members of the Board together with those directors who are first elected subsequent to such date and whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the members of the Board then still in office who were either directors as of the effective date of the Plan or whose election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute at least a majority of the members of the Board; or

             (C) the consummation of a merger, consolidation, recapitalization or reorganization of the Company, reverse spilt of any class of Voting Securities, or in an acquisition of securities or assets by the Company, other than (1) any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by at least 75% of the holders of outstanding Voting Securities immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (2) any such transaction which would result in a Related Party beneficially owning more than 50% of the voting securities of the surviving entity outstanding immediately after such transaction; or

             (D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than (1) any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction, or (2) a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition.

             (E) any other event occurs which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

         (ii) "Change in Control Price" means, with respect to a Share, the higher of (A) the highest Fair Market Value of the Shares at any time during the 60 calendar days preceding and the 60 days following the Change in Control; or
(B) the highest price paid per Share in a transaction which either (1) results in a Change in Control or (2) would be consummated but for another transaction which results in a Change in Control and, if it were consummated, would result in a Change in Control. With respect to clause (B) in the preceding sentence, the "price paid" will be equal to the sum of (1) the face amount of any portion of the consideration consisting of cash or cash equivalents and (2) the Fair Market Value of any portion of the consideration consisting or real or personal property other than cash or cash equivalents, as established by an independent appraiser selected by the Board.

         (iii) "Related Party" means (A) a Subsidiary of the Company; or (B) an employee or group of employees of the Company or any majority-owned Subsidiary of the Company; or (C) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned Subsidiary of the Company; or (D) an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities.

         (iv) "Voting Securities or Security" means any securities of the Company which carry the right to vote generally in the election of directors.

     SECTION 10. AMENDMENTS TO AND TERMINATION OF THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment, alteration, suspension, discontinuation or termination shall be subject to approval of the Company's stockholders not later than the annual meeting next following such Board action if stockholder approval is required by any federal or state law or regulation or the rules of the Nasdaq Stock Market or on any national securities exchange, stock market or automated quotation system on which the Shares are then listed, traded or quoted, or if the Board in its discretion determines that obtaining such stockholder approval is for any reason advisable; provided, however, that, without the consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him. The Board may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him.

     SECTION 11. GENERAL PROVISIONS.

     (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Board, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Nasdaq Stock Market or any national securities exchange, automated quotation system or any other stock exchange or stock market upon which the Shares or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Board may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement of other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

     (b) Transferability. No Award granted under the Plan, nor any other rights acquired by a Participant under the Plan, shall be assignable or transferable by a Participant, other than by a will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Board of Retirement Income Security Act of 1974, and each such Award or right shall be exercisable during the Participant's lifetime only by the Participant or, if admissible under applicable law, by the Participant's guardian or legal representative or a transferee receiving such Award pursuant to a QDRO; provided, however, that the Board may, in its sole discretion, authorize all or a portion of an Award to be transferable by the Participant, but only to (i) any immediate family members of the Participant, (ii) any trust or trusts for the exclusive benefit of such immediate family members, or (iii) a partnership or limited liability company in which such immediate family members are the only partners or members, provided that (A) there may be no consideration for any such transfer, other than an interest in a transferee's partnership, limited liability company or other similar entity, (B) the Award Agreement related to the Award must expressly provide for such transferability in a manner consistent with this section 11(b), (C) the Board, in granting an Award, may impose additional restrictions on transfer or prohibit such transfer entirely, (D) following any transfer, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of the Plan, any reference to a Participant shall be deemed to refer to the transferee, (E) in the event of a transferee's death, an Award may be exercised by the personal representative of the transferee's estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the transferee's will or under the applicable laws of descent and distribution. Following any such transfer, any transferee shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided for purposes of Section 11(b) hereof, the term "Participant" shall be deemed to refer to the transferee, and any event of termination of employment of the Participant as set forth in the Award Agreement or in this Plan shall continue to be applied with respect to the original Participant, following which the Award shall be exercisable by the transferee only to the extent, and for the period specified by, the Award Agreements.

     (c) No Rights to Awards; No Stockholder Rights. Nothing in the Plan shall be construed as giving any Participant, Eligible Person or other Person any right to claim to be granted any Award under the Plan, or to be treated uniformly with other Participants and Eligible Persons. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such Participant in connection with the terms of such Award. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

     (d) Withholding. The Company or any Subsidiary is authorized to withhold from any Award granted or any payment due under the Plan, including from a distribution of Shares, amounts of withholding and other taxes due with respect to an Award, its exercise or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Awards. This authority shall include authority to withhold or receive Shares, Awards or other property and to make cash payments in respect thereof in satisfaction of such tax obligations.

     (e) No Right to Employment. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as, (i) conferring, upon any Participant or any Eligible Person, any right to continue in the employ or service of the Company or any Subsidiary or (ii) interfering in any way with the right of the Company or any Subsidiary to (A) terminate any Participant's or Eligible Person's employment or service at any time or (B) increase or decrease the compensation of any Participant or Eligible Person from the rate in existence at the time of granting of an Award, except as may be expressly provided in any Award Agreement or other compensation arrangement.

     (f) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Board may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Board otherwise determines.

     (g) No Limit on Other Compensatory Arrangements Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements (which may include, without limitation, employment agreements with executives and arrangements which relate to Awards under the Plan), and such arrangements may be either generally applicable only in specific cases.

     (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

     (i) Governing Law. The validity, interpretation, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be governed by the laws of the State of Delaware (without regard to provisions governing conflicts of laws) and applicable federal law.

     (j) Severability.

         (i) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed amended to conform to applicable laws or, if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan, it shall be deleted and the remainder of the Plan shall remain in full force and effect; provided, however, that, unless otherwise determined by the Board, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Board.

         (ii) If any of the terms or provisions of the Plan conflict with the requirements of applicable law or applicable rules and regulations thereunder, including the requirements of Section 162(m) of the Code, Rule 16b-3 and/or
Section 422A of the Code, then such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with applicable law, or applicable rules and regulations, without invalidating the remaining provisions hereof. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422A of the Code, such provisions shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein; provided, further, that to the extent any Option which is intended to qualify as an ISO cannot so qualify, such Option, to that extent, shall be deemed to be a Nonqualified Stock Option for all purposes of the Plan.

     (k) Rule 16b-3 Compliance. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable terms and conditions of Rule 16b-3 and any successor provisions. To the extent that any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

     (l) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     (m) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. Such terms may include, but are not limited to, the effect on such Award of the death, retirement or other termination of employment of a Participant and the effect, if any, of a change in control of the Company.

     (n) Indemnification. Each person who is or shall have been a member of the Committee, if any, or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

     (o) Construction. For purposes of the Plan, the following rules of construction shall apply: (i) the word "or" is disjunctive but not necessarily exclusive; (ii) words in the singular include the plural; words in the plural include the singular; and words in the neuter gender include the masculine and feminine genders; and (iii) words in the masculine or feminine gender include the other and neuter genders.

     SECTION 12. EFFECTIVE DATE AND TERMINATION.

     (a) The Plan shall become effective as of June 12, 1998, the date the Plan was adopted and approved by the stockholders of the Company. Any Awards granted under the Plan prior to such approval of stockholders shall be effective when made (unless otherwise specified by the Board at the time of grant) but shall be conditioned upon and subject to such approval of the Plan by stockholders.

     (b) Awards may not be granted under the Plan after June 12, 2008. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after June 12, 2008.

                                                                     EXHIBIT 5.1



                    KEGLER, BROWN, HILL & RITTER CO., L.P.A.
                 65 E. STATE STREET, SUITE 1800, CAPITOL SQUARE
                            COLUMBUS, OHIO 43215-4294
                                 (614) 462-5400

                                  June 11, 2001



Metretek Technologies, Inc.
600 17th Street, Suite 800 North
Denver, Colorado  80202

                  Re:  Registration Statement on Form S-8:
                       Metretek Technologies, Inc. 1998 Stock Incentive Plan 1,000,000 additional shares of Common Stock

Gentlemen:

     We have acted as counsel to Metretek Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an additional 1,000,000 shares of Common Stock, par value $.01 per share (the "Plan Shares"), of the Company issuable pursuant to the Metretek Technologies, Inc. 1998 Stock Incentive Plan, amended and restated as of June 11, 2001 (the "Plan").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-B under the Securities Act.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Second Restated Certificate of Incorporation, (ii) the Company's Amended and Restated By-Laws, (iii) the Registration Statement, (iv) the Plan, (v) a specimen certificate evidencing the Plan Shares, (vi) resolutions adopted by the Board of Directors of the Company relating to, among other things, the Plan and the Plan Shares, and (vii) such other documents, certificates and records as we have deemed necessary or appropriate for the purpose of rendering the opinion below. We have also examined such authorities of law as we have deemed relevant as a basis for this opinion.

     In our examination of the documents referred to above, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies. As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon written or oral certificates, statements, representations and other documentation furnished to us by officers, employees and representatives of the Company, public officials and others, without independent verification of the facts set forth therein.

     Based upon and subject to the foregoing and the further qualifications and limitations set forth below, we are of the opinion that the Plan Shares have been duly authorized for issuance and, when issued and sold by the Company against receipt of payment in full therefor and otherwise in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

     In rendering the opinion above, we have assumed that (i) the certificates representing the Plan Shares will conform to the specimen thereof examined by us and will be properly executed, (ii) upon issuance of the Plan Shares pursuant to the Plan, the Company will have a sufficient number of authorized but unissued shares of Common Stock not restricted for other purposes to permit the issuance of the Plan Shares, (iii) no changes occur in the applicable law or pertinent facts, (iv) the Company will comply with all applicable state securities laws, and (iv) the Plan Shares will be issued for a consideration in excess of their par value.

     We are attorneys admitted to practice law in the State of Ohio. This opinion is limited to, and we express no opinion concerning, the laws of any jurisdiction, other than the Federal laws of the United States of America, the laws of the State of Ohio and the General Corporation Law of the State of Delaware, as in effect as of the date hereof. This opinion is furnished by us solely for the benefit of the Company in connection with the issuance of the Plan Shares and the filing of the Registration Statement and any amendments thereto. This opinion may not be furnished to or relied upon by any other person or entity for any purpose or assigned, quoted or otherwise used without our prior written consent. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. We express no opinion herein with respect to the meaning, interpretation, validity, binding nature or enforceability of the Plan or any contract, agreement, instrument or other document entered into pursuant to the Plan.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the use of our name wherever appearing in the Registration Statement. In giving such consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                    Very truly yours,



                                    /s/ Kegler, Brown, Hill & Ritter Co., L.P.A.

                                    KEGLER, BROWN, HILL & RITTER CO., L.P.A.